SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 11, 2008


                          PRINCETON ACQUISITIONS, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


       Colorado                        2-99174-D                   84-0991764
-----------------------------          ----------                 ------------
 (State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)               File Number)                 ID Number)


            2560 W. Main Street, Suite 200, Littleton, Colorado 80120
            ---------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (303) 794-9450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
          Appointment of Principal Officer.

     Effective as of March 11, 2008, the Registrant's Board of Directors increased the number of directors of the Registrant from one director to three directors and appointed Earnest Mathis and Timothy Brasel as directors to fill the vacancies created by the increase in the number of the Registrant's directors. Messrs. Mathis and Brasel are not officers or employees of the Registrant.

     Earnest Mathis, Jr. - Director. From December 2006 to present, Mr. Mathis has been the Chief Executive Officer, President and a Director of Birch Branch, Inc. From July 14, 2006 to August 29, 2007, Mr. Mathis was Chief Executive Officer and Director of MyCom Group, Inc. a publicly-held shell corporation. In August 2007, Mycom Group, Inc. acquired Veritas Solutions, Inc. in a stock for stock transaction and Mr. Mathis resigned as an officer at that time. Mr. Mathis also has been the Manager of BAMM, LLC, which holds real property, since June 2005. In March 2002, Mr. Mathis became one of the founding members and managers of Waveland Ventures, LLC, a capital management company with emphasis in managing economic redevelopment and stimulation programs for governmental entities. He also is a managing director of Waveland Colorado Ventures, LLC, a Certified Capital Company. From February 2003 to the present, Mr. Mathis has been a manager and member of Louisiana Land Acquisitions, LLC, which holds real property. From January 1987 to the present, Mr. Mathis has been President and a member of the Board of Directors of Inverness Investments, Inc. a privately-held financial consulting company in Denver, Colorado. From December 2004 to present, Mr. Mathis has been a manager of Trinidad Golf, LLC, a golf course development company. From October 2004 to present, Mr. Mathis has been a manager of Trinidad Land Co., LLC, which holds real property. From March 2005 to July 2007, Mr. Mathis was the Chairman of the Board of Directors for Xelr8 Holdings, Inc. (formerly VitaCube Systems Holdings, Inc) and from March 2005 to October 11, 2006 was their Chief Executive Officer and from March 2005 to June 2, 2005 was their President. From June 2002 to June 2003, Mr. Mathis was the President and a Director of Instanet, Inc. Instanet was a publicly-held shell corporation. In August 2003, Instanet acquired VitaCubeSystems Holdings, Inc. in a stock for stock transaction and Mr. Mathis resigned as an officer and director at that time. From April 2002 to July 2006 Mr. Mathis was the Chief Executive Officer, Chief Financial Officer and a member of the Board of Directors of Petramerica Oil, Inc., a publicly-held shell corporation. In July 2006, Petramerica Oil, Inc. acquired Triton Distribution Systems, Inc. in a stock for stock transaction and Mr. Mathis resigned as an officer and director in July 2006. From December 2005 to December 2006, Mr. Mathis was President of Xedar Corporation, a publicly-held shell corporation. In December 2006 Xedar Corporation acquired Premier Data Services, Inc. in a stock for stock transaction and Mr. Mathis resigned as an officer at that time and as a director in January 2007. From February 1998 to the present, Mr. Mathis has served as Manager of Amerigolf, LLC, a golf course development company. From January 1997 to the present, Mr. Mathis has served as President of Integrated Medical Services, Inc. (IMS). IMS transported and processed medical waste from small and large generators of medical waste. In March 1999, IMS sold 100% of its assets to publicly held Stericycle, Inc.. Mr. Mathis attended Denver University where he studied finance.


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     Timothy Brasel - Director. From 1987 to present, Mr. Brasel has been
President and a Director of Bleu Ridge Consultants, Inc. Mr. Brasel currently devotes the majority of his time to managing his various business investments. From 2001 to 2003, Mr. Brasel was a Director in Mountain States Lending, Inc. Over five years ago, Mr. Brasel served as a director of six publicly held shells. These companies are ILMI Corporation, Studio Capital Corp., Calneva Capital Corp., Zirconium Capital Corp., Hightop Capital Corp., and Royal Belle Capital Corp. From December 1996 until September 1998, he served as President and Director of Cypress Capital, Inc., which completed an acquisition of Terra Telecommunications, Inc. during September 1998. From September 1995 until January 1999, he served as President and a Director of High Hopes, Inc., which completed an acquisition of certain technology from Sanga e-Health LLC during January 1999. From May 1995 until August 1997, Mr. Brasel served as President and a director of Universal Capital Corp., which completed an acquisition of Remarc International Inc. during August 1997. From February 1996 until February 1997, Mr. Brasel served as President and a director of Capital 2000, Inc. which completed an acquisition of United Shields Corporation in February 1997. From July 1996 until December 1997, Mr. Brasel served as President and a director of Mahogany Capital, Inc., which completed an acquisition of Pontotoc Production Company, Inc. during December 1997. From July 1996 until May 1998, Mr. Brasel served as President and a director of Walnut Capital, Inc., which completed a merger with Links Ltd. during May 1998. From March 1990 until September 1994, Mr. Brasel served as President, Secretary, Treasurer and a Director of Prentice Capital, Inc., a publicly held blank-check company which completed an acquisition of Universal Footcare, Inc. From March 1990 until August 1993, Mr. Brasel was President, Secretary and a director of Brasel Ventures, Inc., a publicly held blank-check company, which completed an acquisition of American Pharmaceutical Company. Mr. Brasel received a Bachelor of Science degree in Business Administration from Morningside College, Sioux City, Iowa.




                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Princeton Acquisitions, Inc.


Date:  March 11, 2008              By:  /s/ Robert Lazzeri
                                        ---------------------------------------
                                        Robert Lazzeri, President




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